Exhibit 10.3 RESTRICTED STOCK AWARD Granted by NORTHWEST BANCSHARES, INC. under the NORTHWEST BANCSHARES, INC. 2026 EQUITY INCENTIVE PLAN This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2026 Equity Incentive Plan (the “Plan”) of Northwest Bancshares, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan. The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan. 1. Date of Grant. 2. Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein. Date Vested Portion of Award [one year after date of grant] 100% 3. Grant of Restricted Stock Award. The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending

2 the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant. If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on- line or electronic system established and maintained by the Company or another third party designated by the Company. 4. Terms and Conditions. 4.1 The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require stockholder vote. 4.2 Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be retained by the Company and will be distributed to the Participant when the Restricted Stock Award vests. 5. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. 6. Adjustment Provisions. This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan. 7. Effect of Termination of Service; Change in Control on Restricted Stock Award. 7.1 Termination of Service. Except as provided in Sections 7.2 through 7.6 below, the Restricted Stock Award subject to this Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon the Participant’s Termination of Service for any reason, including without limitation, voluntary termination by the Participant. 7.2 Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, at the date of Termination of Service. 7.3 Disability. In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, at the date of Termination of Service.

3 7.4 Retirement. In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, all Restricted Stock will continue to vest as to all shares subject to an outstanding Award. 7.5 Change in Control. In the event of the Participant’s Involuntary Termination at or within 12 months following a Change in Control, all Restricted Stock Awards held by the Participant will become fully vested. In addition, in the event of a Change in Control in which the Company is not the surviving entity, if the successor entity does not assume the Awards granted under the Plan, this Restricted Stock Award also shall become fully vested as of the effective date of the Change in Control. 7.6 Other Termination. If a Participant terminates Service for Cause or for any reason other than due to death, Disability, Retirement, Involuntary Termination at or following a Change in Control, all shares of Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited. 8. Miscellaneous. 8.1 No Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights. 8.2 This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant. 8.3 Restricted Stock Awards are not transferable prior to the time the Awards vest in the Participant. 8.4 This Restricted Stock Award will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. 8.5 This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.